Exhibit 99.1

MedQuist Comments on Filing by Philips

MOUNT LAUREL, N.J., February 22, 2005. MedQuist Inc. (MEDQ.PK), a leading provider of electronic medical transcription, health information and document management services, comments on the Form 20-F that was filed today with the United States Securities and Exchange Commission (the “Commission”) by Koninklijke Philips Electronics N.V. (“Philips”).  Philips’ Form 20-F includes a disclosure relating to MedQuist’s financial performance.

The operating results of MedQuist are consolidated into Philips’ financial statements by virtue of Philips’ ownership of approximately 70.9% of MedQuist common stock. The financial information disclosed in Philips’ Form 20-F filing comes from the internal books and records of MedQuist and, as noted in the Form 20-F filing, is unaudited. In addition, this financial information does not reflect the results of MedQuist’s billing practices review and related litigation matters, the outcomes of which are not yet known and may not be known in the immediately foreseeable future. Consistent with MedQuist’s prior disclosures, in particular the press release dated November 2, 2004, the financial information relating to MedQuist contained in the Philips’ Form 20-F filed today with the Commission should not be relied upon.

About MedQuist

MedQuist, a member of the Philips Group of Companies, is a leading provider of electronic medical transcription, health information and document management products and services. MedQuist provides document workflow management, digital dictation, speech recognition, mobile dictation devices, Web-based transcription, electronic signature, medical coding products and outsourcing services.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding MedQuist’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward- looking statements, see “Risk Factors” in the Company’s Annual Report or Form 10-K for fiscal year ending December 31, 2002.

Contact:	Craig Martin
617.761.6720